                            LIMITED POWER OF ATTORNEY

         I, C. Randolph Ellington, hereby constitute and appoint each of Ronald

T. Lindsay and William A. McCormick, signing singly, as my true and lawful attorney-in-fact to (1) sign on my behalf, in my capacity as an officer of

Bowater Incorporated (the "Company"), and any affiliate of the Company required to file any Form (as defined below), any document necessary to complete the execution of any form required under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder ("Section 16") and Rule 144 under the Securities Act of 1933 ("Rule 144"), including without limitation Forms 3,

4, 5 and 144 (each, a "Form"), (2) do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any Form and arrange for the filing of the Form with the United States Securities and

Exchange Commission and any required stock exchanges in a timely manner and (3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me in connection with Section 16 and

Rule 144, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact shall approve in his reasonable discretion. I hereby revoke any and all prior limited powers of attorney granted with respect to Section 16 and

Rule 144.

         The authority granted in this power of attorney of each of Mr. Lindsay or Mr. McCormick as my duly authorized representative to sign on my behalf is limited to the signing and filing of the Forms. I acknowledge that neither Mr.

Lindsay nor Mr. McCormick is assuming, nor is the Company or any affiliate of the Company assuming, any of my responsibilities to comply with Section 16 and

Rule 144.

         I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary,

or proper to be done in the exercise of any of the rights and powers granted in this power of attorney, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

         This Power of Attorney shall remain in full force and effect until I am no longer required to file any Form with respect to my holdings of and transactions in securities issued by the Company or any affiliate of the

Company, unless earlier revoked by me in a signed writing delivered to Mr.

Lindsay, Mr. McCormick or the Company.

         IN WITNESS WHEREOF, I have executed this Power of Attorney as of

February 2, 2005.

                                        /c/ C. Randolph Ellington

                                         -------------------------

                                           C.Randolph Ellington